UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377

 (Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 26, 2013, ITC Holdings Corp. (the “Company”) entered into an Underwriting Agreement, dated as of June 26, 2013 (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, in connection with the offer and sale of $250.0 million aggregate principal amount of its 4.05% Senior Notes due 2023 (the “2023 Notes”) and $300.0 million aggregate principal amount of its 5.30% Senior Notes due 2043 (the “2043 Notes” and, together with the 2023 Notes, the “Notes”).

A copy of the Underwriting Agreement is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of June 26, 2013, between the Company and Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

99.1	Press Release, dated June 26, 2013 announcing the pricing of the Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

Date: July 1, 2013	By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of June 26, 2013, between the Company and Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

99.1	Press Release, dated June 26, 2013 announcing the pricing of the Notes